Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED TRUST AGREEMENT

Amendment No. 1, dated as of April 24, 2007 (the “Amendment”), to the Amended and Restated Trust Agreement (the “Agreement”) dated as of June 8, 2006, by and among NovaStar Certificates Financing Corporation, as depositor (the “Depositor”) and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement.

WHEREAS the parties hereto have entered into the Agreement;

WHEREAS the parties hereto now wish to amend certain provisions in the Agreement pursuant to Section 12.01 of the Agreement; and

WHEREAS the Owner Trustee shall not consent to this Amendment to the Agreement unless it shall have first received an Opinion of Counsel, to the effect that this Amendment does not adversely affect in any material respects the interests of any Noteholder or Certificateholder and will not cause the Issuing Entity to be subject to an entity-level tax for federal income tax purposes.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreement pursuant to Section 12.01 of the Agreement and restate certain provisions thereof as follows:

1. The Amendment.

(a) Section 4.09(a) is hereby amended by adding the following sentence to the end of the section:

Provided, however, that in lieu of an Investment Letter covering clause (i) above, an Opinion of Counsel is delivered to the Owner Trustee and the Certificate Registrar that (i) such transfer or exchange may be made pursuant to an exemption, describing the applicable exemption and the basis therefore, from the Securities Act or is being made pursuant to the Securities Act and (ii) such transfer or exchange will not cause the Issuing Entity to become subject to the Investment Company Act of 1940.

(b) Section 4.09(a)(iii) is hereby amended by adding the following words to the end of the section after the word “LAWS” and before the period:

UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (I) SUCH TRANSFER OR EXCHANGE MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFORE, FROM THE SECURITIES ACT OR IS BEING MADE PURSUANT TO THE

SECURITIES ACT AND (II) SUCH TRANSFER OR EXCHANGE WILL NOT CAUSE THE ISSUING ENTITY TO BECOME SUBJECT TO THE INVESTMENT COMPANY ACT OF 1940.

(c) Section 4.09(g) is hereby amended and restated in its entirety to read as follows:

No pledge or transfer of the Certificates shall be effective unless such pledge or transfer is (i) of a 100% Percentage Interest of all of the Certificates, and (ii) (a) to a single beneficial owner that represents that it qualifies for taxation as a REIT or is a Qualified REIT Subsidiary or (b) accompanied by an Opinion of Counsel satisfactory to the Owner Trustee, which Opinion of Counsel shall not, unless otherwise agreed, be an expense of the Issuing Entity, the Certificate Registrar, the Servicer, or the Sponsor, to the effect such pledge or transfer will not cause the Issuing Entity to be subject to an entity-level tax for federal income tax purposes.

(d) The first paragraph of Exhibit A and the second paragraph of Exhibit E is hereby amended to add the following words to the end of the second sentence after the word “LAWS” and before the period:

UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE OWNER TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (I) SUCH TRANSFER OR EXCHANGE MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFORE, FROM THE SECURITIES ACT OR IS BEING MADE PURSUANT TO THE SECURITIES ACT AND (II) SUCH TRANSFER OR EXCHANGE WILL NOT CAUSE THE ISSUING ENTITY TO BECOME SUBJECT TO THE INVESTMENT COMPANY ACT OF 1940.

(e) Exhibit C is hereby amended by amending and restating in its entirety the paragraph numbered 3 to read as follows:

The Certificateholder understands that the Certificate has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred to a person whom the transferor reasonably believes is (A) a qualified institutional buyer (as defined in Rule 144A under the Securities Act) or (B) a Person involved in the organization or operation of the Issuing Entity or an affiliate of such Person, (I) in a transaction pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (II) exempt from the registration requirements of the Securities Act and any such state securities laws and an Opinion of Counsel is delivered to the Owner Trustee and the Certificate Registrar that (i) such transfer or exchange may be made pursuant to an exemption, describing the applicable exemption and the basis therefore, from the Securities Act or is being made pursuant to the Securities Act and (ii) such transfer or exchange will not cause the Issuing Entity to become subject to the Investment Company Act of 1940. The Certificateholder understands that the Certificate bears a legend to the foregoing effect.

(f) The third to last paragraph of Exhibit A and the penultimate paragraph of Exhibit E is hereby amended and restated in its entirety to read as follows:

No pledge or transfer of the Certificates shall be effective unless such pledge or transfer is (i) of a 100% Percentage Interest of all the Certificates and (ii) either (a) to a beneficial owner that represents that it qualifies for taxation as a REIT or is a Qualified REIT Subsidiary or (b) accompanied by an Opinion of Counsel satisfactory to the Owner Trustee, which Opinion of Counsel shall not, unless otherwise agreed, be an expense of the Issuing Entity, the Certificate Registrar, the Servicer, or the Sponsor, to the effect such pledge or transfer will not cause the Issuing Entity to be subject to an entity-level tax for federal income tax purposes.

(g) Exhibit C is hereby amended by adding brackets before the first word and after the last word of paragraphs 5 and 11 and by adding the following bracketed sentence to the end of paragraph 5:

[Only include if an Opinion of Counsel contemplated by Section 4.09(a) of the Trust Agreement is not being delivered.]

and by adding the following bracketed sentence to the end of paragraph 11:

[Only include if an Opinion of Counsel contemplated by Section 4.09(g) of the Trust Agreement is not being delivered.]

2. Condition to effectiveness. As a condition to the effectiveness of this Amendment, an Opinion of Counsel satisfying the requirements of Section 12.01 of the Agreement has been received by the Parties hereto.

3. Effect of Amendment. This Amendment to the Agreement shall be effective and the Agreement shall be deemed to be modified and amended in accordance herewith upon the occurrence of (a) the prior written notice to the Rating Agencies of this Amendment pursuant to Section 12.01 of the Agreement and (b) the receipt by the Owner Trustee of an Opinion of Counsel that this Amendment does not adversely affect in any material respects the interests of any Noteholder or Certificateholder and will not cause the Issuing Entity to be subject to an entity-level tax for federal income tax purposes. This Amendment, once effective, shall be effective as of the date first set forth above. Notwithstanding the amendments to Exhibit A and Exhibit E, it will not be necessary to amend the presently outstanding Trust Certificate or Class C Certificate, it being understood that (i) the Certificateholder agreed to such modification by signing this Amendment and (ii) all future Trust Certificates and Class C Certificates will include the language in Exhibit A and Exhibit E, respectively, as modified. The Depositor shall give prompt written notice to the Certificateholders, Indenture Trustee, and each of the Rating Agencies of this Amendment pursuant to Section 12.01 of the Agreement. The respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Owner Trustee, the Indenture Trustee, the Issuing Entity, the Sponsor, the Servicer, the Custodian, the Co-Trustee, each of the Noteholders and the

Certificateholders shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

4. The Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all the terms and conditions of the Agreement shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreement. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment.

5. Counterparts. This Amendment may be executed by the Parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such Party shall have been received.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed therein.

7. Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Amendment or any other related documents.

IN WITNESS WHEREOF, the Depositor and the Owner Trustee, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

NOVASTAR CERTIFICATES FINANCING CORPORATION, as Depositor and, solely for purposes of Section 3 hereof, as Certificateholder

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Sr. Financial Services Officer

[Signature Page for Amendment No. 1 to the Amended and Restated Trust Agreement 2006-MTA1]

5